SHAREHOLDER PROXY RESULTS (Unaudited)

At meetings of shareholders of the Small Cap Fund, the Developing Growth
Fund and the Mid-Cap Fund held on February 27, 2009, shareholders of the Small Cap Fund approved a proposal to reclassify Class A, Class C, Class Z and Institutional Class shares of the Small Cap Fund into Class A, Class C, Class Z and Institutional Class shares of the TS&W Small Cap Value Fund, respectively, shareholders of the Developing Growth Fund approved a proposal to reclassify Class A, Class C, Class Z and Institutional Class shares of the Developing Growth Fund into Class A, Class C, Class Z and Institutional Class shares of the Strategic Small Company Fund, respectively, and shareholders of the Mid-Cap Fund approved a proposal to reclassify Class A, Class C, Class Z and Institutional Class shares of the Mid-Cap
Fund into Class A,
Class C, Class Z and Institutional Class shares of the
TS&W Mid-Cap Value Fund.

The voting results were as follows:

Fund
# Votes For Proposal
# Votes Against Proposal
# of Abstentions
# of Broker Non-Votes
Small Cap Fund
548,074
28,339
20,649
n/a
Developing Growth Fund
4,158,711
251,596
161,790
83,625
Mid-Cap Fund
5,179,639
240,791
208,224
34,618






At meetings of shareholders of the Select Growth Fund held on March 10, 2009, shareholders of the Select Growth Fund approved a proposal to reclassify Class A,
Class C, Class Z and Institutional Class shares of the Select
Growth Fund into
Class A, Class C, Class Z and Institutional Class shares of the Large Cap Growth Fund.

The voting results were as follows:

Fund
# Votes For Proposal
# Votes Against Proposal
# of Abstentions
# of Broker Non-Votes
Select Growth Fund
1,607,837
120,131
93,434
49,927






At meetings of shareholders of the Strategic Small Company Fund (the Fund) held on February 20, 2009, shareholders of the Fund approved a new sub-advisory agreement between the Trust, on behalf of the Fund, Old Mutual Capital, and Ashfield.

The voting results were as follows:

Fund
# Votes For Proposal
# Votes Against Proposal
# of Abstentions
# of Broker Non-Votes
Strategic Small Company Fund
1,083,541
80,101
72,279
n/a